CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 4 of our report dated November 7, 2016, relating to the financial statements as of August 31, 2016, and for the period from July 20, 2016 (inception) to August 31, 2016. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

February 16, 2017